Exhibit 10.2
The IHS Inc. 2004 Directors Stock Plan is hereby amended and restated as follows, effective December 1, 2011, in accordance with certain modifications approved by the Board of Directors of IHS Inc. on May 5, 2011.

/s/ Stephen Green
Stephen Green, Secretary

IHS Inc.

2004 Directors Stock Plan

Amended and Restated Effective December 1, 2011
1.     Purpose of this Plan.
        This IHS Inc. 2004 Directors Stock Plan (as from time to time amended, this "Plan") is a sub-plan under the IHS Inc. 2004 Long-Term Incentive Plan (as from time to time amended, the "2004 LTIP"). Awards under this Plan shall be granted in accordance with the 2004 LTIP, including Section 13 thereof, and shall constitute Nonemployee Director Awards. Unless defined in this Plan, capitalized terms shall have the same meanings ascribed to them in the 2004 Plan.
2.     Effective Date; Eligibility.
 (a)   This Plan, as amended and restated, is effective as of December 1, 2011 (the "Plan Effective Date").
 (b)   Only Nonemployee Directors shall be eligible to participate in this Plan.
3.     Awards.
 (a)   On each December 1, commencing with December 1, 2011, each Nonemployee Director shall receive (A) an Award consisting of RSUs whose underlying Shares shall have, on the date of grant, a FMV equal to $150,000. Each Nonemployee director shall also receive an annual cash retainer Award and applicable Committee Chair and Committee member annual cash retainers, the value and timing of payment of which is set by the Board from time to time, (collectively “Cash-Based Awards”). Cash-Based Awards may be converted into deferred stock units ("DSUs") in accordance with Section 4 (b) or deferred in accordance with Section 4(c).
(b)   Any Nonemployee Director who is elected to fill a vacancy or a newly created directorship in the interim shall receive, effective as of the date of such election, a prorated Award under Sections 3(a) based upon the number of full months he shall serve as a Director between the month in which he is elected and the next December 1.
(c)    Each Nonemployee Director, shall receive on the date he or she is elected to the Board for the first time a one-time Award consisting of RSUs whose underlying Shares shall have, on the date of such election, a FMV equal to $150,000.
(d)   All RSUs, DSUs and Cash-Based Awards under this Plan are subject to the terms and conditions set forth in Section 4.
 (e)   Each RSU or DSU grant under this Plan shall be evidenced by an Award Document. An acceptable form of an Award Document for a RSU grant is attached hereto as Exhibit A, and an acceptable form of an Award Document for a DSU grant is attached hereto as Exhibit B.
(f) For purposes of this Plan, "FMV" means, in accordance with Section 2.19 of the 2004 LTIP, the fair market value of a Share, as determined in good faith by the Committee. In determining FMV, the Committee may consider such valuation methodologies and factors as it deems appropriate, and, if desired by the Committee, may take into consideration the advice of third-party advisors.
4.     Terms and Conditions of Awards.
        (a)    RSUs.
(i)Each RSU granted under Section 3(a) 3(b) or 3(c) shall represent a Participant's right to receive one Share, which right shall be unvested and forfeitable until the first anniversary of the date of grant (the "RSU Vesting Date"). If a Participant terminates his service as a Director prior to the RSU Vesting Date, then (1) his RSUs shall be forfeited without any payment therefor unless the Board expressly determines otherwise, and (2) for purposes of Section 4.2 of the 2004 LTIP, the Shares underlying such RSUs shall again be available for issuance under the 2004 LTIP.

(ii)Following the RSU Vesting Date, the Shares underlying a Participants RSUs with an Award date on or prior to December 1, 2010 shall be delivered to him on the tenth (10th) day following termination of service as a Director for any reason, including death or Disability (the “RSU Delivery Date”). For purposes of this Plan, “Disability”, with respect to a Nonemployee Director, shall mean a mental or physical illness that renders him totally disabled for six (6) consecutive months.

(iii)With Respect to RSUs granted to a Participant with an Award Date after December 1, 2010, the Shares underlying such Participant’s RSUs shall be delivered to the Participant on the RSU Vesting Date, unless the Participant elects to defer delivery of the Shares to the RSU Delivery Date by exercising such election as specified by the Company and in compliance with Section 409A of the Code and any other regulation that may govern deferred compensation. The Shares held by the Participant shall be subject to the then current share ownership guidelines for the Nonemployee Directors adopted by the Board, which will establish the equity holding requirements that must be met before any such Shares may be sold by the Participant.

(iv)	RSUs shall carry no voting rights.
(v)  In the event dividends are paid on Shares, RSUs shall be credited with Dividend Equivalents, which shall have the same unvested or vested status as the underlying RSUs. Dividend Equivalents shall be paid out in the form of Shares (or such other cash, securities or other property that may be or become the consideration for such Shares in the event of an acquisition of the Company or its successor) at the same time that the Shares underlying the RSUs are delivered.
 (vi)  RSUs, and the Shares underlying such RSUs, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the RSU Vesting Date, if Shares are delivered on such date as provided in subsection (iii) above, or the RSU Delivery Date, provided, however, that they shall be transferrable to (1) a member of such Participant’s immediate family (as defined in Rule 16a-1) under the Exchange Act; (2) to a trust in which one or more permitted transferrees described in clause (1) in the aggregate have more than fifty percent (50%) of the beneficial interest and (3) a charitable foundation in which one or more of the permitted transferees described in clause (1) and such Participant in the aggregate control the management of assets.
        (b)    DSUs.
 (i)  A Participant may elect to convert his Cash-Based Awards into DSUs whose underlying Shares shall have, on the date of grant, a FMV equal to the annual amount of such Awards;

provided that such election is made as specified by the Company and in compliance with section 409A of the Code and any other regulations that may govern deferred compensation. Each DSU shall represent such Participant's right to receive one Share, which right shall be fully vested and non-forfeitable.
 (ii)  The Shares underlying a Participant's DSUs shall be delivered to him on the tenth (10th) day following his termination of service as a Director for any reason, including for death or Disability (the "DSU Delivery Date").
 (iii)  DSUs shall carry no voting rights.
(iv)  In the event dividends are paid on Shares, DSUs shall be credited with Dividend Equivalents, which shall also be fully vested and non-forfeitable. Dividend Equivalents shall be paid out in the form of Shares (or such other cash, securities or other property that may be or become the consideration for such Shares in the event of an acquisition of the Company or its successor) at the same time that the Shares underlying the DSUs are delivered.
(v)  DSUs, and the Shares underlying such DSUs, may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by a Participant until the DSU Delivery Date, provided, however, that they shall be transferrable to (1) a member of such Participant’s immediate family (as defined in Rule 16a-1) under the Exchange Act; (2) to a trust in which one or more permitted transferees described in clause (1) in the aggregate have more than fifty percent (50%) of the beneficial interest and (3) a charitable foundation in which one or more of the permitted transferees described in clause (1) and such Participant in the aggregate control the management of assets.
(c) Deferral Cash-Based Awards.
(i) A Participant may elect to defer payment of his Cash-Based Awards; provided that such election is made as specified by the Company and in compliance with section 409A of the Code and any other regulations that may govern deferred compensation. Such Cash-Based Awards shall be paid to such Participant in accordance with his deferral election, which date of payment shall be
(a) a specified date that is at least two (2) years following the date of election,
(b) on the tenth (10th) day following his termination of service as a Director for any reason, including for death or Disability,
(c) the occurrence of an unforeseeable emergency resulting in severe financial hardship, to the extent necessary to relieve the hardship and pay any applicable taxes or
(d) in the event of a Change in Control; provided that for purposes of this Section 4(d), if such payment is not permitted under applicable law and any applicable regulations thereunder, then such payment shall be made in accordance with Section 4(b).
(d) Change in Control.
(i) Subject to Section 4(d)(ii), in the event of a Change in Control, a Participant's right to receive the Shares underlying the Participant’s RSUs and DSUs, as applicable, shall be accelerated such that he shall receive such Shares immediately prior to the closing of the acquisition transaction (at which time such RSUs and/or DSUs shall automatically be cancelled)), and such Participant shall participate in the acquisition to the extent of and in the same manner as all other stockholders of the Company.
 (ii)  The delivery date of any Shares underlying RSUs and DSUs shall accelerate only if such acceleration is permitted under applicable law and any applicable regulations thereunder. If the acceleration of such delivery date is not so permitted, then on the tenth (10th) day following his termination of service as a Director of the Company (or its successor) for any reason, including for death or Disability, for each Share underlying RSUs or DSUs, as applicable, a Participant shall receive the same per share consideration received by the Company's stockholders for each Share in the acquisition (at which time such RSUs and/or DSUs shall automatically be cancelled).
5.     Amendment, Termination, Suspension and Termination.
        Awards under this Plan are subject to Article 19 of the 2004 LTIP.
6.     Miscellaneous.
        (a)    No Right to Nomination.    Nothing contained in this Plan shall confer upon any Director the right to be nominated for re-election to the Board.
        (b)    Duration of This Plan.    Unless sooner terminated as provided in this Plan, this Plan shall terminate ten (10) years from December 1, 2004, the original effective date of the 2004 Directors Stock Plan. After this Plan is terminated, no Awards may be granted, but any Award previously granted shall remain outstanding in accordance with the terms and conditions of this Plan and such Award's Award Document.

EXHIBIT A
IHS INC.
DIRECTORS STOCK PLAN

AWARD DOCUMENT—RESTRICTED STOCK UNITS

Nonemployee Director Name:	[Full Name]
Address:	[Address]
Grant Date:	/ /20
Number:	Shares of underlying RSUs
FMV per Share underlying RSUs:	$ per Share
Total FMV of Award:	$

IHS INC.
By:
Name: Title:

EXHIBIT B
IHS INC.
DIRECTORS STOCK PLAN

AWARD DOCUMENT—DEFERRED STOCK UNITS

Nonemployee Director Name:	[Full Name]
Address:	[Address]
Grant Date:	/ /20
Number:	Shares underlying DSUs
FMV per Share underlying DSUs:	$ per Share
Total FMV of Award:	$

IHS INC.
By:
Name: Title: